Exhibit 99.1

For more information, contact
Final	Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp First Quarter 2012 Net Income of $5.8 Million Increases by
13% From First Quarter of 2011

•	Return on average assets was .98% in the first quarter 2012, an increase from .84% in the same quarter last year.

•	Pre-tax income of $8.9 million in the first quarter 2012 increased 54% from $5.8 million in the same quarter last year.

•	Efficiency ratio improved to 69.7% in first quarter of 2012 from 74.1% in the same quarter of 2011.

•	Provision for credit losses of $ .1 million in the first quarter of 2012 declined from $2.1 million in the same quarter last year.

Lake Oswego, OR – April 23, 2012 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced net income of $5.8 million or $.27 per diluted share for the first quarter of 2012 compared to net income of $5.1 million or $.24 per diluted share in the same quarter of 2011.

“Net income of $5.8 million for the quarter ended March 31, 2012, represented a 13% improvement from the same period a year ago,” said Robert D. Sznewajs, President and Chief Executive Officer. The improved operating results primarily reflect the impact of cost reduction actions taken in 2011 and the reduction in the provision for credit losses in the current period compared to first quarter of 2011. The Company’s return on average assets continues to improve, reaching .98 % in the first quarter of 2012 compared to .84 % in the same period in 2011.”

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 1 below shows summary financial information for the quarters ended March 31, 2012, and 2011, and December 31, 2011. Net income for the quarter ended December 31, 2011, reflected the benefit from the reversal of the Company’s deferred tax asset valuation allowance in the fourth quarter of 2011.

Table 1

SUMMARY FINANCIAL INFORMATION

	Qtr. ended	Qtr. ended		Qtr. ended
	March 31,	March 31,		Dec. 31,
(Dollars and shares in thousands)	2012	2011	Change	2011	Change
Net income	$5,789	$5,105	$684	$17,762	$(11,973)
Net income available to common stockholders [1]	$5,393	$4,740	$653	$16,532	(11,139)

Selective quarterly performance ratios
Return on average assets, annualized	0.98%	0.84%	0.14	2.88%	-1.90%
Return on average equity, annualized	7.34%	7.56%	(0.22)	23.68%	-16.34%
Efficiency ratio[2]	69.76%	74.14%	(4.38)	93.02%	-23.26%

Share and Per Share Figures-Actual
Common shares outstanding at period end	19,295	19,283	12	19,298	(3)
Weighted average diluted shares[3]	21,348	21,246	102	21,175	173
Weighted average diluted shares-two class method [4]	20,054	19,939	115	19,911	143
Net income per diluted share	$0.27	$0.24	$0.03	$0.83	$(0.56)
Book value per common share	$15.54	$13.27	$2.27	$15.20	$0.34

[1]	Adjusted for the impact of allocating net income to participating instruments, restricted stock and Series B preferred stock.
[2]	The efficiency ratio has been computed as noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains/losses on sales of securities.
[3]	Reflects the average dilutive impacts of Series B preferred stock (1,213), warrants (995), options (21), and restricted stock (81).
[4]	Reflects the calculation of diluted shares under the two-class method which includes average common (19,038), options (21), and warrants (995).

Balance Sheet Overview

First quarter 2012 average total loan balances of $1.48 billion declined $47 million or 3% from same quarter of 2011. The decline was principally as a result of continued loan payoffs prior to maturity, reflecting the effect of the current interest rate environment and economic conditions. Modest growth in the commercial real estate loan category was more than offset by declines in commercial, residential real estate construction and mortgage loan categories. Total average loans declined 1% or $16 million from fourth quarter 2011.

Yield on total loans of 5.20% declined 18 basis points year-over-year first quarter as higher yielding loans paid off and new loan originations were at lower yields reflecting current market interest rates. The yield on total average loans was nearly unchanged from the prior quarter.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 2

AVERAGE LOANS FOR THE QUARTER

(Dollars in thousands)	March 31,	% of	March 31,	% of	Change		December 31,	% of
	2012	Total	2011	total	Amount	%	2011	Total
Commercial loans	$288,395	19%	$304,704	20%	$(16,309)	-5%	$293,583	20%
Commercial real estate construction	18,547	1%	17,509	1%	1,038	6%	14,730	1%
Residential real estate construction	12,680	1%	22,698	1%	(10,018)	-44%	13,613	1%
Total real estate construction loans	31,227	2%	40,207	2%	(8,980)	-22%	28,343	2%
Mortgage	66,125	5%	78,366	5%	(12,241)	-16%	67,579	5%
Home equity	254,883	17%	266,846	18%	(11,963)	-4%	260,849	17%
Total real estate mortgage	321,008	22%	345,212	23%	(24,204)	-7%	328,428	22%
Commercial real estate loans	828,681	56%	823,818	54%	4,863	1%	834,362	55%
Installment and other consumer loans	13,211	1%	15,349	1%	(2,138)	-14%	13,721	1%
Total loans	$1,482,522		$1,529,290		$(46,768)	-3%	$1,498,437

Yield on loans	5.20%		5.38%		(0.18)		5.19%

The 2012 first quarter average balance of total cash equivalents and investment securities of $748 million declined $36 million or 5% from the first quarter of 2011; however, the Company’s liquidity position remained solid. The Company reduced its average cash equivalents balance by $73 million in the first quarter of 2012 from the same quarter of 2011 while increasing its investment securities portfolio by $37 million in an effort to improve its net interest income and margin. Over the past year, the Company has increased its investments in U.S. government agency, U.S government agency mortgage-backed, and municipal securities. The purchases consisted principally of U.S. government agency securities with 3-5-year maturities and 10- and 15-year fully amortizing U.S. government agency mortgage-backed securities. The expected duration of the investment portfolio was approximately 2.6 years at March 31, 2012, compared to approximately 3.1 years at March 31, 2011.

The 2012 first quarter yield on total cash equivalents and investment securities balance was 2.36%, a decline of 16 basis points from the same quarter of 2011. This reflected the investment securities purchases over the past twelve months at yields lower than those in the existing portfolio. The yield did increase 12 basis points from the fourth quarter of 2011 due to lower accelerated premium amortization on mortgage-backed securities during the most recent quarter, offsetting the declining yield on the remaining investment portfolio.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 3

AVERAGE CASH EQUIVALENTS AND INVESTMENT SECURITIES FOR THE QUARTER

(Dollars in thousands)	March 31,	March 31,	Change		December 31,
	2012	2011	Amount	%	2011
Cash equivalents:
Federal funds sold	$2,601	$3,947	$(1,346)	-34%	$3,184
Interest-bearing deposits in other banks	35,334	106,794	(71,460)	-67%	20,530
Total cash equivalents	37,935	110,741	(72,806)	-66%	23,714

Investment securities:
U.S. Treasury securities	202	10,774	(10,572)	-98%	204
U.S. Government Agency securities	213,035	183,419	29,616	16%	254,030
Corporate securities	8,507	9,397	(890)	-9%	8,854
Mortgage-backed securities	414,198	404,143	10,055	2%	445,422
Obligations of state and political sub.	61,337	53,189	8,148	15%	62,712
Equity investments and other securities	12,721	12,527	194	2%	12,726
Total investment securities	710,000	673,449	36,551	5%	783,948

Total cash equivalents and investment securities	$747,935	$784,190	$(36,255)	-5%	$807,662

Tax equivalent yield on cash equivalents and investment securities	2.36%	2.52%	(0.16)		2.24%

First quarter 2012 average total deposits of $1.87 billion declined 3% or $66 million from the same period in 2011. During the most recent quarter, the Company continued to reduce higher cost time deposit balances which declined $102 million or 38% from the corresponding quarter in 2011. Time deposits represented 9% of the Company’s average total deposits in the most recent quarter compared to 14% during the same quarter of 2011.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 4

AVERAGE DEPOSITS, BORROWINGS AND SUBORDINATED DEBENTURES FOR THE QUARTER

(Dollars in thousands)	Q1	% of	Q1	% of	Change		Q4	% of
	2012	Total	2011	Total	Amount	%	2011	Total
Demand deposits	$585,749	31%	$552,229	28%	$33,520	6%	$622,741	33%
Interest-bearing demand	366,635	20%	344,090	18%	22,545	7%	375,922	19%
Total checking deposits	952,384	51%	896,319	46%	56,065	6%	998,663	52%
Savings	123,725	7%	106,309	6%	17,416	16%	117,619	6%
Money market	623,111	33%	660,672	34%	(37,561)	-6%	640,247	33%
Total non-time deposits	1,699,220	91%	1,663,300	86%	35,920	2%	1,756,529	91%
Time deposits	167,418	9%	269,038	14%	(101,620)	-38%	179,288	9%
Total deposits	$1,866,638	100%	$1,932,338	100%	$(65,700)	-3%	$1,935,817	100%

Average rate on total deposits	0.12%		0.38%		(0.26)		0.14%

Average borrowings and subordinated debentures	$171,505		$219,599		$(48,094)	-22%	$189,635

Rate on borrowings and subordinated debentures [1]	1.46%		2.95%		(1.49)		1.94%

1 Excludes the impact of FHLB prepayment in Q4 2011.

Total average checking balances of $952 million in the first quarter of 2012 grew $56 million or 6% from the first quarter of 2011 and represented 51% of the Company’s average total deposits in the quarter. The continuing shift in the mix of deposit balances from time deposits to non-time deposits over the past year helped reduce the average rate paid on total deposits to .12% in the most recent quarter, a decline of 26 basis points from the same quarter in 2011 and a decline of two basis points from the fourth quarter of 2011.

In the second half of 2011, the Company elected to prepay its Federal Home Loan Bank (“FHLB”) term borrowings of $169 million and to enter into $120 million in new term borrowings with the FHLB in order to maintain its interest rate sensitivity position. The rate on the new term borrowings is 1.05%, a reduction from 3.17% on the amount prepaid. At March 31, 2012, the average duration of the new term borrowings was 2.6 years.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Capital Position

The Company continued to improve its capital position as a result of profitability and slightly lower total assets. As shown in Table 5 below, at March 31, 2012, the Company’s tier 1 and total risk-based capital ratios measured 20.34% and 21.60%, respectively, while its leverage ratio was 15.41%.

Table 5

CAPITAL RATIOS

	March 31,	March 31,		December 31,
	2012	2011	Change	2011	Change
West Coast Bancorp
Tier 1 risk-based capital ratio	20.34%	17.72%	2.62	19.36%	0.98
Total risk-based capital ratio	21.60%	18.98%	2.62	20.62%	0.98
Leverage ratio	15.41%	13.40%	2.01	14.61%	0.80

West Coast Bank
Tier 1 risk-based capital ratio	19.62%	17.02%	2.60	18.66%	0.96
Total risk-based capital ratio	20.88%	18.28%	2.60	19.92%	0.96
Leverage ratio	14.85%	12.87%	1.98	14.09%	0.76

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Operating Results

Pre-tax income in the first quarter of 2012 was $8.9 million, an increase of $3.1 million or 54% from the first quarter 2011. The improvement was the result of the favorable impact from the declines in provision for credit losses and noninterest expenses, which were partly offset by lower noninterest income. The Company recorded a provision for income taxes of $3.1 million in the most recent quarter, up from $.7 million in the same quarter last year, when the Company maintained a deferred tax asset valuation allowance. As shown in Table 6 below, first quarter 2012 net income of $5.8 million increased $.7 million or 13% from $5.1 million in the corresponding quarter of 2011.

Table 6

SUMMARY INCOME STATEMENT

(Dollars in thousands)	Q1	Q1	Change		Q4	Change
	2012	2011	$	%	2011	$	%

Net interest income	$22,133	$21,512	$621	3%	$17,940	$4,193	23%
Provision for credit losses	89	2,076	(1,987)	-96%	1,499	(1,410)	-94%
Noninterest income	7,887	8,916	(1,029)	-12%	6,419	1,468	23%
Noninterest expense	21,025	22,553	(1,528)	-7%	22,744	(1,719)	-8%
Income before income taxes	8,906	5,799	3,107	54%	116	8,790	7578%
Provision (benefit) for income taxes	3,117	694	2,423	349%	(17,646)	20,763	118%
Net income	$5,789	$5,105	$684	13%	$17,762	$(11,973)	-67%

First quarter 2012 net interest income of $22.1 million increased $.6 million from the same quarter in 2011. This was a result of the combined favorable effect from FHLB prepayments in 2011 and lower rates on interest-bearing deposits in the most recent quarter more than offsetting the unfavorable impact of lower loan balances and declining yield on earning assets. For the same reasons, the first quarter 2012 net interest margin of 4.04% increased 23 basis points from the corresponding quarter last year.

Table 7

NET INTEREST SPREAD AND MARGIN

(Annualized, tax-equivalent basis)	Q1	Q1		Q4[1]
	2012	2011	Change	2011	Change
Yield on average interest-earning assets	4.25%	4.41%	(0.16)	4.16%	0.09
Rate on average interest-bearing liabilities [1]	0.33%	0.86%	(0.53)	1.58%	(1.25)
Net interest spread	3.92%	3.55%	0.37	2.58%	1.34
Net interest margin	4.04%	3.81%	0.23	3.13%	0.91

1 Fourth quarter 2011 rate on average interest-bearing liabilities includes 75 basis points of expense associated with the prepayment of FHLB borrowings.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

As shown in Table 8 below, first quarter 2012 total noninterest income of $7.9 million declined $1.0 million from the same quarter of 2011, primarily due to the 23% or $.8 million decline in deposit service charges. This reduction in deposit service charges was principally caused by the ongoing impact related to the implementation of Federal Deposit Insurance Corporation’s (“FDIC”) guidance on overdraft protection programs. Compared to the fourth quarter of 2011, deposit service charges decreased $.2 million or 6%.

While payment systems-related revenues increased $.1 million or 5% from the first quarter of 2011, trust and investment services revenues declined $.2 million or 19% over the same period. The total net loss on OREO of $.6 million in the quarter ended March 31, 2012, increased from a $.3 million net loss in the first quarter 2011, but declined from $2.0 million in the fourth quarter of 2011. Gains on sales of loans grew $.2 million year-over-year in the first quarter as a result of increased sales of Small Business Administration loans. Excluding the total net loss on OREO, the Company’s noninterest income was substantially unchanged over the last two quarters.

Table 8

NONINTEREST INCOME

(Dollars in thousands)	Q1	Q1	Change		Q4	Change
	2012	2011	$	%	2011	$	%
Noninterest income
Service charges on deposit accounts	$2,818	$3,644	$(826)	-23%	$3,005	$(187)	-6%
Payment systems-related revenue	3,073	2,930	143	5%	3,081	(8)	0%
Trust and investment services revenues	935	1,148	(213)	-19%	1,114	(179)	-16%
Gains on sales of loans	735	513	222	43%	300	435	145%
Gains on sales of securities	147	267	(120)	-45%	192	(45)	-23%
Other-than-temporary impairment losses	(49)	-	(49)	0%	-	(49)	0%
Other	802	748	54	7%	708	94	13%
Total	8,461	9,250	(789)	-9%	8,400	61	1%

OREO gains (losses) on sale	(53)	323	(376)	-116%	(57)	4	-7%
OREO valuation adjustments	(521)	(657)	136	21%	(1,924)	1,403	73%
Total net loss on OREO	(574)	(334)	(240)	-72%	(1,981)	1,407	71%

Total noninterest income	$7,887	$8,916	$(1,029)	-12%	$6,419	$1,468	23%

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

As shown in Table 9 below, the Company’s total noninterest expense of $21.0 million in the first quarter of 2012 declined by $1.5 million or 7% from the same quarter in 2011. The efficiency ratio declined to 69.8% from 74.1% in first quarter of 2011. As a result of cost savings initiatives implemented in 2011, salaries and employee benefits declined $.4 million or 3%. The first quarter 2012 reduction in marketing expense of $.3 million compared to the corresponding quarter in 2011 was related to the Company’s introduction of a new consumer deposit product marketing strategy in 2012. Additionally, the other noninterest expense category declined $.8 million the first quarter of 2012 compared to the same period a year ago, with $.5 million of the decline resulting from a lower FDIC deposit insurance premium assessment.

Table 9

NONINTEREST EXPENSE

(Dollars in thousands)	Q1	Q1	Change		Q4	Change
	2012	2011	$	%	2011	$	%
Noninterest expense
Salaries and employee benefits	$11,478	$11,877	$(399)	-3%	$12,614	$(1,136)	-9%
Equipment	1,662	1,528	134	9%	1,560	102	7%
Occupancy	2,075	2,165	(90)	-4%	2,162	(87)	-4%
Payment systems-related expense	1,119	1,247	(128)	-10%	1,265	(146)	-12%
Professional fees	1,111	982	129	13%	1,122	(11)	-1%
Postage, printing and office supplies	819	810	9	1%	821	(2)	0%
Marketing	312	651	(339)	-52%	659	(347)	-53%
Communications	380	378	2	1%	395	(15)	-4%
Other noninterest expense	2,069	2,915	(846)	-29%	2,146	(77)	-4%
Total noninterest expense	$21,025	$22,553	$(1,528)	-7%	$22,744	$(1,719)	-8%

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Income Taxes

First quarter 2012 provision for income taxes was $3.1 million, an increase of $2.4 million from $.7 million in the same quarter of 2011. The first quarter 2012 provision for income taxes is the result of an effective tax rate of 35% on pre-tax income. The provision for taxes in the first quarter last year reflected the impact of the Company’s deferred tax asset valuation allowance at that time, which was subsequently fully reversed in the fourth quarter of 2011.

Credit Quality

The Company recorded a first quarter 2012 provision for credit losses of $.1 million, a significant decline from $2.1 million in the first quarter 2011 and $1.5 million in the previous quarter. First quarter 2012 net charge-offs of $1.4 million, or .39% of average loans on an annualized basis, declined from the corresponding quarter in 2011 and on a linked-quarter basis. As shown in the table below, net charge-offs declined across nearly every category. Net charge-offs in dollars and as a percentage of average loans in the most recent quarter represented the lowest level of quarterly net charge-off activity since the third quarter of 2007.

Table 10

ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS

		Charge-offs as		Charge-offs as		Charge-offs as
(Dollars in thousands)	Q1	a % of average	Q1	a % of average	Q4	a % of average
	2012	loan balance	2011	loan balance	2011	loan balance
Allowance for credit losses, beginning of period	$35,983		$41,067		$37,016
Total provision for credit losses	89		2,076		1,499
Loan net charge-offs:
Commercial	(5)	0.00%	263	0.09%	292	0.10%
Commercial real estate construction	-	0.00%	65	0.37%	48	0.33%
Residential real estate construction	1	0.00%	311	1.37%	140	1.03%
Total real estate construction	1	0.00%	376	0.94%	188	0.66%
Mortgage	534	0.81%	520	0.66%	177	0.26%
Home equity	542	0.21%	853	0.32%	723	0.28%
Total real estate mortgage	1,076	0.34%	1,373	0.40%	900	0.27%
Commercial real estate	41	0.00%	326	0.04%	812	0.10%
Installment and consumer	165	1.25%	168	1.09%	119	0.87%
Overdraft	160	0.00%	208	0.00%	221	0.00%
Total loan net charge-offs	1,438	0.10%	2,714	0.18%	2,532	0.17%

Total allowance for credit losses	$34,634		$40,429		$35,983
Components of allowance for credit losses:
Allowance for loan losses	$33,854		$39,692		$35,212
Reserve for unfunded commitments	780		737		771
Total allowance for credit losses	$34,634		$40,429		$35,983

Net loan charge-offs to average loans (annualized)	0.39%		0.72%		0.67%
Allowance for loan losses to total loans	2.30%		2.58%		2.35%
Allowance for credit losses to total loans	2.35%		2.63%		2.40%
Allowance for loan losses to nonperforming loans	80%		74%		87%
Allowance for credit losses to nonperforming loans	82%		75%		89%

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

The allowance for credit losses was $34.6 million or 2.35% of total loans at March 31, 2012, compared to an allowance for credit losses of $40.4 million or 2.63% of total loans a year earlier and $36.0 million or 2.40% of total loans at year end 2011. The decline in the allowance for credit losses relative to total loans reflected the improving trend in the overall risk profile of the loan portfolio. The allowance for credit losses declined largely due to lower overall loan balances as well as additional impaired loans moving from the general valuation allowance to individually being measured for impairment. The allowance for credit losses relative to nonperforming loans increased from 75% a year ago to 82% at March 31, 2012. The Company’s estimate of an appropriate allowance for credit losses will continue to be closely related to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

Total nonperforming assets at March 31, 2012, were $69.7 million or 2.9% of total assets compared to $93.3 million or 3.8% of total assets a year ago and $71.4 million or 2.9% at year end 2011.

Table 11

NONPERFORMING ASSETS

(Dollars in thousands)	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011
Loans on nonaccrual status:
Commercial	$6,482	$7,750	$9,987	$9,280	$12,803
Real estate construction:
Commercial real estate construction	3,749	3,750	3,886	4,357	4,032
Residential real estate construction	1,981	2,073	3,311	3,439	4,093
Total real estate construction	5,730	5,823	7,197	7,796	8,125
Real estate mortgage:
Mortgage	10,744	9,624	10,877	11,527	12,165
Home equity	2,528	2,325	3,285	2,755	1,426
Total real estate mortgage	13,272	11,949	14,162	14,282	13,591
Commercial real estate	16,648	15,070	21,513	19,263	19,424
Installment and consumer	1	5	6	1	-
Total nonaccrual loans	42,133	40,597	52,865	50,622	53,943
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	42,133	40,597	52,865	50,622	53,943

Other real estate owned	27,525	30,823	30,234	35,374	39,329
Total nonperforming assets	$69,658	$71,420	$83,099	$85,996	$93,272

Nonperforming loans to total loans	2.86%	2.70%	3.52%	3.33%	3.51%
Nonperforming assets to total assets	2.89%	2.94%	3.30%	3.49%	3.80%

Total delinquent loans 30-89 days past due	$4,095	$4,273	$5,556	$9,961	$4,901
Delinquent loans to total loans	0.28%	0.28%	0.37%	0.65%	0.32%

Over the past twelve months, total nonaccrual loans declined $11.8 million or 22% to $42.1 million at March 31, 2012, with declines centered in commercial, residential real estate construction, and commercial real estate categories. Home equity nonaccrual loans increased over the same period, reflecting the continued pressures on the residential real estate market over the past year and high level of unemployment.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

As indicated in Table 12 below, during the quarter the Company disposed of 27 OREO properties with a book value of $3.6 million while acquiring 9 properties with a book value of less than $1 million and recording OREO valuation adjustments totaling $.5 million. The combination of these actions resulted in a $3.3 million or 11% net reduction in total OREO in first quarter of 2012 from year end 2011. The OREO balance reflected write-downs of 54% from original loan principal, an increase from 48% a year ago. The largest balance in the OREO portfolio at March 31, 2012, was in the income-producing properties category followed by homes and land, all of which are located within the Company’s footprint.

Table 12

OTHER REAL ESTATE OWNED ACTIVITY

(Dollars in thousands)	Q1 2012		Q1 2011		Q4 2011
	Amount	#	Amount	#	Amount	#
Beginning balance	$30,823	264	$39,459	402	$30,234	308
Additions to OREO	810	9	6,479	25	9,241	15
Dispositions of OREO	(3,587)	(27)	(5,952)	(28)	(6,728)	(59)
OREO valuation adjustment	(521)	-	(657)	-	(1,924)	-
Ending balance	$27,525	246	$39,329	399	$30,823	264

Table 13

OTHER REAL ESTATE OWNED BY PROPERTY TYPE

(Dollars in thousands)	Mar. 31,	# of	Mar. 31,	# of	Dec. 31,	# of
	2012	properties	2011	properties	2011	properties
Income-producing properties	$9,352	15	$6,613	9	$10,282	15
Homes	5,228	16	15,093	64	6,008	17
Land	4,710	14	4,427	11	5,049	16
Residential site developments	3,367	136	6,973	236	3,506	146
Lots	2,453	49	3,758	56	2,932	51
Condominiums	1,641	6	1,792	12	2,252	9
Multifamily	408	4	673	11	428	4
Commercial site developments	366	6	-	-	366	6
Total	$27,525	246	$39,329	399	$30,823	264

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Other

The Company will hold a Webcast conference call Monday, April 23, 2012, at 1:00 p.m. Pacific Time, during which the Company will discuss first quarter 2012 results and current activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “1st Quarter 2012 Earnings Conference Call” tab. The conference call may also be accessed by dialing (866) 394-3464 Conference ID#: 66605108 a few minutes prior to 1:00 p.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a publicly held, Northwest bank holding company headquartered in Oregon with $2.4 billion in assets, and the parent company of West Coast Bank and West Coast Trust Company, Inc. West Coast Bank operates 60 branches in Oregon and Washington. The Company serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision-making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services.  For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These statements can often be identified by words such as "expects," "believes," “projects,” “anticipates,” or "will," or other words of similar meaning, and specifically include in this release all statements regarding the expected future benefits of our ongoing cost-cutting initiatives. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, (ii) cost reduction initiatives, as well as (iii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011, including under the heading "Forward Looking Statement Disclosure" and in the section "Risk Factors”.

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 14

INCOME STATEMENT

(Dollars in thousands)	Q1	Q1	Change		Q4	Full year	Full year
	2012	2011	$	%	2011	2011	2010
Net interest income
Interest and fees on loans	$19,209	$20,299	$(1,090)	-5%	$19,647	$80,237	$88,409
Interest on investment securities	4,099	4,548	(449)	-10%	4,266	18,251	16,668
Other interest income	25	71	(46)	-65%	19	187	499
Total interest income	23,333	24,918	(1,585)	-6%	23,932	98,675	105,576
Interest expense on deposit accounts	577	1,809	(1,232)	-68%	702	4,973	12,130
Interest on borrowings and subordinated debentures	623	1,597	(974)	-61%	925	5,808	7,813
Borrowings prepayment charge	-	-	-	0%	4,365	7,140	2,326
Total interest expense	1,200	3,406	(2,206)	-65%	5,992	17,921	22,269
Net interest income	22,133	21,512	621	3%	17,940	80,754	83,307

Provision for credit losses	89	2,076	(1,987)	-96%	1,499	8,133	18,652

Noninterest income
Service charges on deposit accounts	2,818	3,644	(826)	-23%	3,005	13,353	15,690
Payment systems related revenue	3,073	2,930	143	5%	3,081	12,381	11,393
Trust and investment services revenues	935	1,148	(213)	-19%	1,114	4,503	4,267
Gains on sales of loans	735	513	222	43%	300	1,335	1,197
Net OREO valuation adjustments and gains (losses) on sales	(574)	(334)	(240)	-72%	(1,981)	(3,236)	(4,415)
Other-than-temporary impairment losses	(49)	-	(49)	-	-	(179)	-
Gain on sales of securities	147	267	(120)	-45%	192	713	1,562
Other	802	748	54	7%	708	2,949	3,003
Total noninterest income	7,887	8,916	(1,029)	-12%	6,419	31,819	32,697
Noninterest expense
Salaries and employee benefits	11,478	11,877	(399)	-3%	12,614	48,587	45,854
Equipment	1,662	1,528	134	9%	1,560	6,113	6,247
Occupancy	2,075	2,165	(90)	-4%	2,162	8,674	8,894
Payment systems related expense	1,119	1,247	(128)	-10%	1,265	5,141	4,727
Professional fees	1,111	982	129	13%	1,122	4,118	3,991
Postage, printing and office supplies	819	810	9	1%	821	3,265	3,148
Marketing	312	651	(339)	-52%	659	3,003	3,086
Communications	380	378	2	1%	395	1,549	1,525
Other noninterest expense	2,069	2,915	(846)	-29%	2,146	10,425	12,865
Total noninterest expense	21,025	22,553	(1,528)	-7%	22,744	90,875	90,337
Income before income taxes	8,906	5,799	3,107	54%	116	13,565	7,015
Provision (benefit) for income taxes	3,117	694	2,423	349%	(17,646)	(20,212)	3,790
Net income	$5,789	$5,105	$684	13%	$17,762	$33,777	$3,225

Net income per share:
Basic	$0.28	$0.25	$0.03		$0.87	$1.65	$0.16
Diluted	$0.27	$0.24	$0.03		$0.83	$1.58	$0.16

Weighted average common shares	19,038	18,960	78		19,032	19,007	17,460
Weighted average diluted shares	20,054	19,939	115		19,911	19,940	18,059

Tax equivalent net interest income	$22,398	$21,770	$628		$18,223	$81,870	$84,478

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 15

BALANCE SHEETS

(Dollars in thousands)	Mar. 31,	Mar. 31,	Change		Dec. 31,
	2012	2011	$	%	2011
Assets:
Cash and due from banks	$59,146	$50,865	$8,281	16%	$59,955
Federal funds sold	1,803	1,966	(163)	-8%	4,758
Interest-bearing deposits in other banks	108,735	122,224	(13,489)	-11%	27,514
Total cash and cash equivalents	169,684	175,055	(5,371)	-3%	92,227
Investment securities	670,534	643,705	26,829	4%	729,844
Loans	1,470,848	1,535,700	(64,852)	-4%	1,501,301
Allowance for loan losses	(33,854)	(39,692)	5,838	15%	(35,212)
Loans, net	1,436,994	1,496,008	(59,014)	-4%	1,466,089
Total interest earning assets	2,254,019	2,305,780	(51,761)	-2%	2,267,446
OREO, net	27,525	39,329	(11,804)	-30%	30,823
Other assets	104,550	97,760	6,790	7%	110,904
Total assets	$2,409,287	$2,451,857	$(42,570)	-2%	$2,429,887

Liabilities and Stockholders' Equity:
Demand	$620,015	$561,995	$58,020	10%	$621,962
Savings and interest-bearing demand	503,829	461,542	42,287	9%	495,117
Money market	614,831	661,327	(46,496)	-7%	625,373
Time deposits	155,830	243,567	(87,737)	-36%	173,117
Total deposits	1,894,505	1,928,431	(33,926)	-2%	1,915,569
Borrowings and subordinated debentures	171,000	219,599	(48,599)	-22%	171,000
Reserve for unfunded commitments	780	737	43	6%	771
Other liabilities	22,020	26,102	(4,082)	-16%	28,068
Total liabilities	2,088,305	2,174,869	(86,564)	-4%	2,115,408
Stockholders' equity	320,982	276,988	43,994	16%	314,479
Total liabilities and stockholders' equity	$2,409,287	$2,451,857	$(42,570)	-2%	$2,429,887

WEST COAST BANCORP REPORTS FIRST QUARTER 2012 RESULTS

April 23, 2012

Table 16

PERIOD END LOANS

(Dollars in thousands)	Mar. 31,	% of	Mar. 31,	% of	Change		Dec. 31,	% of
	2012	Total	2011	total	Amount	%	2011	Total
Commercial loans	$278,195	19%	$306,864	20%	$(28,669)	-9%	$299,766	20%
Commercial real estate construction	19,839	1%	17,711	1%	2,128	12%	17,438	1%
Residential real estate construction	12,082	1%	19,896	1%	(7,814)	-39%	12,724	1%
Total real estate construction loans	31,921	2%	37,607	2%	(5,686)	-15%	30,162	2%
Mortgage	65,063	5%	74,920	5%	(9,857)	-13%	66,610	5%
Home equity	252,990	17%	266,606	17%	(13,616)	-5%	258,384	17%
Total real estate mortgage	318,053	22%	341,526	22%	(23,473)	-7%	324,994	22%
Commercial real estate loans	830,053	56%	834,880	55%	(4,827)	-1%	832,767	55%
Installment and other consumer loans	12,626	1%	14,823	1%	(2,197)	-15%	13,612	1%
Total loans	$1,470,848		$1,535,700		$(64,852)	-4%	$1,501,301

Table 17

AVERAGE BALANCE SHEETS

(Dollars in thousands)	Q1	Q1	Q4	Full Year	Full Year
	2012	2011	2011	2011	2010
Cash and due from banks	$50,017	$48,698	$53,829	$52,258	$48,976
Federal funds sold	2,601	3,947	3,184	3,796	6,194
Interest-bearing deposits in other banks	35,334	106,794	20,530	67,332	188,925
Total cash and cash equivalents	87,952	159,439	77,543	123,386	244,095
Investment securities	710,000	673,449	783,948	734,893	606,099
Total loans	1,482,522	1,529,290	1,498,437	1,516,409	1,622,445
Allowance for loan losses	(35,249)	(40,296)	(36,101)	(38,456)	(42,003)
Loans, net	1,447,273	1,488,994	1,462,336	1,477,953	1,580,442
Total interest earning assets	2,232,288	2,314,612	2,309,396	2,324,016	2,425,073
Other assets	132,951	128,986	122,493	124,562	145,235
Total assets	$2,378,176	$2,450,868	$2,446,320	$2,460,794	$2,575,871

Demand	$585,749	$552,229	$622,741	$592,630	$540,280
Savings and interest-bearing demand	490,361	450,399	493,541	474,719	438,665
Money market	623,111	660,672	640,247	654,329	659,542
Time deposits	167,417	269,038	179,288	217,149	388,500
Total deposits	1,866,638	1,932,338	1,935,817	1,938,827	2,026,987
Borrowings and subordinated debentures	171,505	219,599	189,635	212,237	264,589
Total interest bearing liabilities	1,452,394	1,599,708	1,502,711	1,558,434	1,751,296
Other liabilities	22,782	24,983	23,245	23,332	18,486
Stockholders' equity	317,251	273,948	297,623	286,398	265,809
Total liabilities and stockholders' equity	$2,378,176	$2,450,868	$2,446,320	$2,460,794	$2,575,871